Exhibit 99.1

ISLE OF CAPRI CASINOS, INC. ANNOUNCES

FISCAL 2009 FOURTH QUARTER AND YEAR END RESULTS

SAINT LOUIS, MO — June 10, 2009 — Isle of Capri Casinos, Inc. (NASDAQ: ISLE) (the “Company”) today reported financial results for the fourth quarter and fiscal year (the “FY”) ended April 26, 2009, and other Company-related news.

FY 2009 Highlights

The Company pointed to a series of accomplishments during FY 2009 that significantly impacted the Company’s operations and financial results.  Specifically, the Company:

•                  Streamlined operations resulting in decreased on-going property operating costs of approximately $45 million compared to FY 2008, and decreased on-going corporate and development costs by an additional $7.3 million compared to FY 2008;

•                  Stabilized operating results despite a $50 million net revenue decline caused by economic conditions;

•                  Completed a $142.7 million cash tender offer for the Company’s debt and settled the remaining insurance claims related to Hurricane Katrina for $95 million, together leading to improved financial flexibility;

•                  Neared completion of the Company’s first two Lady Luck-branded properties;

•                  Continued significant improvements in guest experience and customer courtesy measures across the portfolio; and

•                  Focused on improved results through domestic operations by exiting the Coventry, UK operation and announcing plans to exit the Grand Bahama gaming market.

In making the announcement, James B. Perry, the Company’s executive vice chairman and chief executive officer, said, “This past fiscal year marked a period of great accomplishment in the transformation of Isle of Capri. As we continue to focus on increasing cash flow at our domestic locations by deploying our significant operational expertise, we have begun realizing the substantial effects of our margin improvement programs. Specifically, we have been successful in stabilizing our margins and profitability despite the challenging marketplace because, I believe, we have remained focused on exceeding customer expectations while improving our cost structure. In addition, I am proud we have been successful in our efforts to find avenues to exit our international operations.

“While we have seen signs of improvement since the start of the calendar year, we will continue to employ a cautious approach to our business as a result of economic uncertainty. Importantly, I believe our success in creating a solid operating company at Isle of Capri has positioned our team to pursue potential new acquisition and management opportunities that stand to diversify and increase our free cash flow while improving our overall capital position.”

Consolidated Results

The following table outlines the Company’s financial results (dollars in millions, except per share data, unaudited):

	Three Months Ended		Fiscal Year Ended
	April 26,	April 27,	April 26,	April 27,
	2009	2008	2009	2008
Net revenues, excluding insurance recoveries	$284.3	$292.6	$1,055.7	$1,107.3
Net revenues	287.2	292.6	1,118.6	1,107.7
Income (loss) from continuing operations	24.8	(6.0)	59.4	(38.1)
Net income (loss)	14.6	(51.3)	43.6	(96.9)
Income (loss) per share from continuing operations	0.78	(0.20)	1.89	(1.24)
Net income (loss) per share	0.46	(1.66)	1.39	(3.16)

Quarter

Before the impact of the items reflected in the table below, EBITDA for the fourth quarter of FY 2009 was $57.9 million compared to $54.1 million for the fourth quarter of FY 2008.

The Company’s income from continuing operations for the fourth quarter of FY 2009 of $24.8 million or $0.78 per share contains pretax items impacting EBITDA and Income from continuing operations as detailed in the table below having the combined impact of increasing our earnings per share from continuing operations by $0.62 per share.

The Company’s (Loss) from continuing operations for the fourth quarter of FY 2008 of ($6.0) million or ($0.20) per share contains pretax items impacting EBITDA and (Loss) from continuing operations as detailed in the table below having the combined impact of increasing our (loss) per share from continuing operations by ($0.03) per share.

Fiscal Year

Before the impact of the items reflected in the table below, EBITDA for FY 2009 was $196.9 million compared to $201.3 million for FY 2008.

The Company’s income from continuing operations for FY 2009 of $59.4 million or $1.89 per share contains pretax items impacting EBITDA and Income from continuing operations as detailed in the table below having the combined impact of increasing our earnings per share from continuing operations by $2.19 per share.

The Company’s (Loss) from continuing operations for FY 2008 of ($38.1) million or ($1.24) per share contains pretax items impacting EBITDA and (Loss) from continuing operations as detailed in the table below having the combined impact of increasing our (loss) per share from continuing operations by ($0.62) per share.

Items Impacting EBITDA and Income (loss) from Continuing Operations

Significant items impacting EBITDA and the Income (loss) from continuing operations during the fiscal quarters and years ended April 26, 2009 and April 27, 2008 are as follows:

	Three Months Ended		Fiscal Year Ended
	April 26,	April 27,	April 26,	April 27,
	2009	2008	2009	2008
Items impacting EBITDA and Net income (loss):
Insurance recoveries, net	$3.0	$—	$93.3	$2.1
Valuation charges	(30.1)	—	(36.1)	(6.5)
Pre-opening	—	—	—	(3.6)
Other	2.3	—	—	—
Minority interest	—	—	—	(4.9)
Additional item impacting Income (loss) from continuing operations:
Gain (loss) on early extinguishment of debt	57.7	(1.6)	57.7	(15.3)

After consideration of the items reflected in the table above, EBITDA was $33.2 million and $54.1 million for the fourth quarters ended FY 2009 and FY 2008, respectively.

After consideration of the items reflected in the table above, EBITDA was $254.1 million and $188.4 million for the years ended FY 2009 and FY 2008, respectively.

Discussion

Discussing the year end results, Virginia McDowell, the Company’s president and chief operating officer, remarked, “We focused our efforts during the fiscal year primarily on continuing to implement our core operating principles designed to improve the customer experience while simultaneously right-sizing our business to reflect the current economic realities.  As a result, we have been able to stabilize our profitability despite a substantial decline in revenue while improving our customer courtesy scores and maintaining or gaining market share in the majority of our competitive markets. Perhaps most encouraging is that we have been able to maintain the cost structure we implemented through right-sizing our business, which leads to higher flow-through on any additional revenue. Additionally, we believe we have opportunity for improved operating results in Missouri and Colorado as a result of regulatory changes, as well as the pending changes in Florida.

“The impact of the economic pressure has been felt broadly across our customer base.  We experienced a significant decline in our retail play along with a decrease in the trip frequency and spend of our database customers late in calendar 2008. While January and February saw a somewhat substantial increase across both of these customer groups, we did see a moderate pull-back in spending during March and April.  Moving forward, we expect the trends from March and April to continue, with our database customers having increased trip frequency, but with lower average spend and lower retail visitation. We believe this will remain substantially unchanged until the economy improves and we see improvement in consumer confidence.

“We are excited to have nearly completed our first two Lady Luck properties in Caruthersville and Marquette, and are encouraged by the customer response we are receiving from these newly revamped facilities focused on a clean, safe, friendly and fun entertainment experience. Looking forward, once we have more clarity regarding the economy and our own financial position, we have identified and prioritized approximately $60 million in capital projects which we expect to deploy over the next 24 to 36 months. We plan to focus these capital improvements primarily on refreshing our hotel room inventory, as well as on capital improvements to our properties in Lake Charles and Black Hawk. Additional capital investments at other properties would be dependent on improving economic and local market conditions.”

Commenting on the Company’s capital structure and strategy, senior vice president and chief financial officer, Dale R. Black said, “We have been successful in improving our capital structure during the past 18 months and will continue to look for ways to improve the capital structure going forward. While our improved balance sheet has given us additional flexibility to consider strategic investments in our existing properties and potential acquisitions, we remain committed to investing only in projects that we believe will further improve our balance sheet and will enable us to increase our cash flow. Overall, our objective is to be under five-times leverage within the next 24 months.”

Discontinued Operations

During the fourth quarter of FY 2009, we reclassified the historical results of our UK operations previously presented as continuing operations to discontinued operations. Included in discontinued operations are pretax losses related to the sale of our Coventry casino assets and lease termination costs totaling $12.0 million and the pretax write-down of Blue Chip assets held for sale of $1.4 million.

Capital Structure and 2010 Guidance

As of April 26, 2009, the Company had $96.7 million in cash and cash equivalents and total debt of $1.3 billion. Capital expenditures for FY 2009 totaled $58.6 million which included approximately $30 million of maintenance capital expenditures.

The Company provided guidance for the following specific items for fiscal year 2010:

•                  Depreciation expense is expected to be approximately $115 million;

•                  The Company expects cash income taxes pertaining to FY 2010 operations to be less than $10 million which would primarily represent state income taxes.

•                  Interest expense is expected to be approximately $75 million to $80 million, net of capitalized interest.

•                  Total Corporate expenses for FY 2010 are expected to be approximately $40 million including approximately $7 million in noncash stock compensation expense.

•                  Maintenance capital expenditures for FY 2010 are expected to be approximately $40 million.

Conference Call Information

Isle of Capri Casinos, Inc. will host a conference call on Wednesday, June 10, 2009 at 9:00 am Central Time during which management will discuss the financial and other matters addressed in this press release.  The conference call can be accessed by interested parties via webcast through the investor relations page of the Company’s website, www.islecorp.com, or, for domestic callers, by dialing (800) 510-9836.  International callers can access the conference call by dialing (617) 614-3670.  The conference call access code is 89173731.

This conference call will be recorded and available for review starting at noon central on Wednesday, June 10, 2009, until midnight central on Wednesday, June 17, 2009, by dialing (888) 286-8010 for domestic callers or (617) 801-6888 for International callers.  The access code will be 51751350.

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	(Unaudited)
	Three Months Ended		Fiscal Year Ended
	April 26,	April 27,	April 26,	April 27,
	2009	2008	2009	2008
Revenues:
Casino	$288,342	$292,075	$1,066,162	$1,107,246
Rooms	10,684	11,903	46,380	49,498
Pari-mutuel, food, beverage and other	37,843	40,318	139,957	151,530
Hurricane insurance recoveries	2,932	—	62,932	348
Gross revenues	339,801	344,296	1,315,431	1,308,622
Less promotional allowances	(52,582)	(51,672)	(196,789)	(200,932)
Net revenues	287,219	292,624	1,118,642	1,107,690
Operating expenses:
Casino	40,092	39,326	154,538	154,263
Gaming taxes	73,430	76,714	270,882	286,746
Rooms	2,969	3,179	12,175	12,031
Pari-mutuel, food, beverage and other	14,844	16,440	53,143	58,676
Marine and facilities	16,370	17,496	65,504	66,656
Marketing and administrative	67,559	71,403	263,164	279,009
Corporate and development	8,761	13,980	41,331	48,619
Valuation charges	30,125	—	36,125	6,526
Hurricane and other insurance recoveries, net	(98)	—	(32,277)	(1,757)
Pre-opening	—	—	—	3,654
Depreciation and amortization	30,105	33,246	122,457	128,944
Total operating expenses	284,157	271,784	987,042	1,043,367
Operating income	3,062	20,840	131,600	64,323
Interest expense	(19,544)	(25,906)	(92,065)	(106,826)
Interest income	491	548	2,112	3,293
Gain (loss) on early extinguishment of debt	57,693	(1,614)	57,693	(15,274)
Income (loss) from continuing operations before income taxes and minority interest	41,702	(6,132)	99,340	(54,484)
Income tax benefit (provision)	(16,918)	116	(39,942)	21,288
Minority interest	—	—	—	(4,868)
Income (loss) from continuing operations	24,784	(6,016)	59,398	(38,064)
(Loss) from discontinued operations, net of income tax benefit	(10,196)	(45,259)	(15,823)	(58,810)
Net income (loss)	$14,588	$(51,275)	$43,575	$(96,874)

Earnings (loss) per common share basic:
Income (loss) from continuing operations	$0.78	$(0.20)	$1.89	$(1.24)
(Loss) from discontinued operations, net of income taxes	(0.32)	(1.46)	(0.50)	(1.92)
Net income (loss)	$0.46	$(1.66)	$1.39	$(3.16)

Earnings (loss) per common share diluted:
Income (loss) from continuing operations	$0.78	$(0.20)	$1.89	$(1.24)
(Loss) from discontinued operations, net of income taxes	(0.32)	(1.46)	(0.50)	(1.92)
Net income (loss)	$0.46	$(1.66)	$1.39	$(3.16)

Weighted average basic shares	31,770,653	30,845,436	31,372,670	30,699,457
Weighted average diluted shares	31,770,653	30,845,436	31,379,016	30,699,457

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	April 26,	April 27,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$96,654	$91,790
Marketable securities	17,548	18,533
Accounts receivable, net of allowance for doubtful accounts of $5,106 and $4,258, respectively	10,421	12,195
Income taxes receivable	7,744	28,663
Deferred income taxes	16,295	12,606
Prepaid expenses and other assets	23,234	27,905
Insurance receivable	1,514	7,689
Assets held for sale	4,183	—
Total current assets	177,593	199,381

Property and equipment, net	1,177,540	1,328,986
Other assets:
Goodwill	313,136	307,649
Other intangible assets, net	83,588	89,252
Deferred financing costs, net	9,314	13,381
Restricted cash	2,774	4,802
Prepaid deposits and other	18,717	22,948
Deferred income taxes	—	7,767
Total assets	$1,782,662	$1,974,166
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$9,688	$9,698
Accounts payable	16,246	29,283
Accrued liabilities:
Payroll and related	47,209	47,618
Property and other taxes	31,487	30,137
Progressive jackpots and slot club awards	13,647	13,768
Interest	9,280	8,580
Other	38,548	44,353
Liabilities related to assets held for sale	1,888	—
Total current liabilities	167,993	183,437
Long-term debt, less current maturities	1,291,384	1,497,591
Deferred income taxes	24,970	—
Other accrued liabilities	52,575	52,821
Other long-term liabilities	17,314	52,305
Stockholders’ equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value; 45,000,000 shares authorized; shares issued: 36,111,089 at April 26, 2009 and 35,229,006 at April 27, 2008	361	353
Class B common stock, $.01 par value; 3,000,000 shares authorized; none issued	—	—
Additional paid-in capital	193,827	188,036
Retained earnings	101,828	58,253
Accumulated other comprehensive (loss) income	(15,191)	(5,601)
	280,825	241,041
Treasury stock, 4,340,436 shares at April 26, 2009 and 4,372,073 shares at April 27, 2008	(52,399)	(53,029)
Total stockholders’ equity	228,426	188,012
Total liabilities and stockholders’ equity	$1,782,662	$1,974,166

Isle of Capri Casinos, Inc.

Supplemental Data - Net Revenues (1) (2)

(unaudited, in thousands)

	Three Months Ended		Fiscal Year
	April 26,	April 27,	April 26,	April 27,
	2009	2008	2009	2008
Mississippi
Biloxi	$21,786	$22,742	$83,519	$90,586
Natchez	10,043	8,587	35,936	35,707
Lula	20,328	19,876	70,987	75,399
Mississippi Total	52,157	51,205	190,442	201,692

Louisiana
Lake Charles	40,007	40,893	152,112	159,470

Missouri
Kansas City	21,372	19,696	74,435	75,630
Boonville	21,586	20,421	78,581	79,816
Caruthersville	9,151	7,889	31,579	26,857
Missouri Total	52,109	48,006	184,595	182,303

Iowa
Bettendorf	22,963	24,789	91,657	92,429
Davenport	13,544	13,847	49,005	52,333
Marquette	7,224	7,901	29,875	32,968
Waterloo	21,863	19,541	80,543	64,650
Iowa Total	65,594	66,078	251,080	242,380

Colorado
Black Hawk/Colorado Central Station	30,715	32,468	123,382	144,521

Florida
Pompano	40,900	48,964	142,672	160,831

International
Our Lucaya	2,692	4,758	10,969	15,548

Property Net Revenues before Insurance Recoveries and Other	284,174	292,372	1,055,252	1,106,745

Insurance Recoveries	2,932	—	62,932	348

Other	113	252	458	597

Net Revenues from Continuing Operations	$287,219	$292,624	$1,118,642	$1,107,690

Isle of Capri Casinos, Inc.

Supplemental Data - EBITDA (1) (2)

(unaudited, in thousands)

	Three Months Ended		Fiscal Year
	April 26,	April 27,	April 26,	April 27,
	2009	2008	2009	2008
Mississippi
Biloxi	$2,070	$3,023	$9,050	$14,965
Natchez	3,874	2,948	13,819	11,243
Lula	6,504	7,210	20,294	22,166
Mississippi Total	12,448	13,181	43,163	48,374

Louisiana
Lake Charles	9,705	10,701	34,521	35,718

Missouri
Kansas City	5,597	3,942	15,108	13,749
Boonville	7,606	5,878	25,526	24,543
Caruthersville	2,205	1,907	6,356	6,548
Missouri Total	15,408	11,727	46,990	44,840

Iowa
Bettendorf	6,630	7,845	29,372	28,492
Davenport	3,986	4,312	15,349	13,914
Marquette	1,167	1,668	6,323	7,362
Waterloo	6,824	4,838	22,969	15,026
Iowa Total	18,607	18,663	74,013	64,794

Colorado
Black Hawk/Colorado Central Station	7,773	9,208	33,421	47,625

Florida
Pompano	3,843	4,028	8,558	8,834

International
Our Lucaya	(1,204)	299	(2,917)	(826)

Property EBITDA Before Corporate and Other Items	66,580	67,807	237,749	249,359
Corporate and Other	(8,650)	(13,721)	(40,872)	(48,017)

EBITDA Before Other Items	57,930	54,086	196,877	201,342
Other Items: (2)
Insurance Recoveries	3,030	—	93,315	2,105
Valuation Charges	(30,125)	—	(36,125)	(6,526)
Pre-opening	—	—	—	(3,654)
Other	2,332	—	(10)	—
Minority Interest	—	—	—	(4,868)
EBITDA from Continuing Operations	$33,167	$54,086	$254,057	$188,399

Isle of Capri Casinos, Inc.

Supplemental Data - Reconciliation of Operating Income to EBITDA (1) (2)

(unaudited, in thousands)

	Three Months Ended April 26, 2009			Three Months Ended April 27, 2008
		Depreciation			Depreciation
	Operating	and		Operating	and
	Income	Amortization	EBITDA	Income	Amortization	EBITDA
Mississippi
Biloxi	$(1,859)	$3,929	$2,070	$(1,361)	$4,384	$3,023
Natchez	3,244	630	3,874	1,917	1,031	2,948
Lula	4,114	2,390	6,504	4,910	2,300	7,210
Mississippi Total	5,499	6,949	12,448	5,466	7,715	13,181

Louisiana
Lake Charles	6,748	2,957	9,705	7,096	3,605	10,701

Missouri
Kansas City	4,449	1,148	5,597	2,665	1,277	3,942
Boonville	6,457	1,149	7,606	4,632	1,246	5,878
Caruthersville	980	1,225	2,205	524	1,383	1,907
Missouri Total	11,886	3,522	15,408	7,821	3,906	11,727

Iowa
Bettendorf	4,141	2,489	6,630	5,514	2,331	7,845
Davenport	2,969	1,018	3,987	3,143	1,169	4,312
Marquette	543	624	1,167	969	699	1,668
Waterloo	3,871	2,952	6,823	1,790	3,048	4,838
Iowa Total	11,524	7,083	18,607	11,416	7,247	18,663

Colorado
Black Hawk/Colorado Central Station	3,797	3,976	7,773	5,439	4,848	10,287

Florida
Pompano	(434)	4,277	3,843	(1,482)	4,432	2,950

International
Our Lucaya	(1,208)	4	(1,204)	296	3	299

Total Property Before Corporate and Other Items	37,812	28,768	66,580	36,052	31,756	67,808
Corporate and Other	(9,987)	1,337	(8,650)	(15,212)	1,490	(13,722)

Total Before Other Items	27,825	30,105	57,930	20,840	33,246	54,086
Other Items: (2)
Insurance Recoveries	3,030	—	3,030	—	—	—
Valuation Charges	(30,125)	—	(30,125)	—	—	—
Other	2,332	—	2,332	—	—	—
Total From Continuing Operations	$3,062	$30,105	$33,167	$20,840	$33,246	$54,086

Isle of Capri Casinos, Inc.

Supplemental Data - Reconciliation of Operating Income to EBITDA (1) (2)

(unaudited, in thousands)

	Fiscal Year Ended April 26, 2009			Fiscal Year Ended April 27, 2008
		Depreciation			Depreciation
	Operating	and		Operating	and
	Income	Amortization	EBITDA	Income	Amortization	EBITDA
Mississippi
Biloxi	$(7,952)	$17,002	$9,050	$(3,538)	$18,503	$14,965
Natchez	10,810	3,009	13,819	7,412	3,831	11,243
Lula	11,498	8,796	20,294	11,034	11,132	22,166
Mississippi Total	14,356	28,807	43,163	14,908	33,466	48,374

Louisiana
Lake Charles	22,041	12,480	34,521	20,623	15,095	35,718

Missouri
Kansas City	10,369	4,739	15,108	8,121	5,628	13,749
Boonville	20,737	4,789	25,526	19,485	5,058	24,543
Caruthersville	1,638	4,718	6,356	2,574	3,974	6,548
Missouri Total	32,744	14,246	46,990	30,180	14,660	44,840

Iowa
Bettendorf	20,090	9,282	29,372	18,967	9,525	28,492
Davenport	11,109	4,240	15,349	8,834	5,080	13,914
Marquette	3,704	2,619	6,323	4,380	2,982	7,362
Waterloo	11,377	11,592	22,969	5,661	9,365	15,026
Iowa Total	46,280	27,733	74,013	37,842	26,952	64,794

Colorado
Black Hawk/Colorado Central Station	16,588	16,833	33,421	30,811	16,814	47,625

Florida
Pompano	(8,324)	16,882	8,558	(5,552)	16,276	10,724

International
Our Lucaya	(2,934)	17	(2,917)	(2,725)	9	(2,716)

Total Property Before Corporate and Other Items	120,751	116,998	237,749	126,087	123,272	249,359
Corporate and Other	(46,331)	5,459	(40,872)	(53,689)	5,672	(48,017)

Total before Other Items	74,420	122,457	196,877	72,398	128,944	201,342
Other Items: (2)
Insurance Recoveries	93,315	—	93,315	2,105	—	2,105
Valuation Charges	(36,125)	—	(36,125)	(6,526)	—	(6,526)
Pre-opening	—	—	—	(3,654)	—	(3,654)
Other	(10)	—	(10)	—	—	—
Minority Interest	—	—	—	—	—	(4,868)
Total From Continuing Operations	$131,600	$122,457	$254,057	$64,323	$128,944	$188,399

1.               EBITDA is “earnings before interest and other non-operating income (expense), income taxes, and depreciation and amortization.”  EBITDA is presented after consideration of minority interest.  “Property EBITDA” is EBITDA before Corporate and development expenses and minority interest.  EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, 2) used as a component of calculating required leverage and minimum interest coverage ratios under our Senior Credit Facility and 3) a principal basis of valuing gaming companies. Management uses EBITDA and Property EBITDA as the primary measure of the Company’s operating properties’ performance, and they are important components in evaluating the performance of management and other operating personnel in the determination of certain components of employee compensation.  EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP).  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA.  Also, other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company.  A reconciliation of EBITDA and Property EBITDA to operating income is included in the financial schedules accompanying this release. A reconciliation of EBITDA to the Company’s net income (loss) is shown below (in thousands).

	Three Months Ended		Fiscal Year Ended
	April 26,	April 27,	April 26,	April 27,
	2009	2008	2009	2008
EBITDA	$33,167	$54,086	$254,057	$188,399
Add/(deduct):
Depreciation and amortization	(30,105)	(33,246)	(122,457)	(128,944)
Interest expense:
Interest expense, net	(19,053)	(25,358)	(89,953)	(103,533)
Gain (loss) on early extinguishment of debt	57,693	(1,614)	57,693	(15,274)
Income tax provision (benefit)	(16,918)	116	(39,942)	21,288
Income (loss)from discontinued operations, net of income taxes	(10,196)	(45,259)	(15,823)	(58,810)
Net income (loss)	$14,588	$(51,275)	$43,575	$(96,874)

Certain of our debt agreements use “Adjusted EBITDA” as a financial measure for the calculation of financial debt covenants.  Adjusted EBITDA differs from EBITDA as Adjusted EBITDA includes add back of items such as gain on early extinguishment of debt, pre-opening expenses, certain write-offs and valuation expenses, and stock compensation expense.  Reference can be made to the definition of Adjusted EBITDA in the applicable debt agreements on file as Exhibits to our filing with the Securities and Exchange Commission.

2.               Items impacting the comparability of EBITDA and income (loss) from continuing operations for our properties and corporate are as follows (in thousands):

	Three Months Ended April 26, 2009
	Insurance Recoveries	Valuation Charges	Other
Biloxi	$—	$(11,856)	$—
Black Hawk/Colorado Central Station	—	(18,269)	—
Davenport	758	—	—
Natchez	2,272	—	—
Pompano	—	—	2,332
Total	$3,030	$(30,125)	$2,332

	Fiscal Year Ended April 26, 2009
	Insurance Recoveries	Valuation Charges	Other
Bettendorf	$—	$—	$—
Biloxi	92,179	(11,856)	—
Black Hawk/Colorado Central Station	—	(18,269)	(1,900)
Natchez	1,136	—	—
Pompano	—	—	1,890
Corporate	—	(6,000)	—
Total	$93,315	$(36,125)	$(10)

	Fiscal Year Ended April 27, 2008
	Insurance Recoveries	Valuation Charges	Pre-opening
Biloxi	$—	$—	$—
Davenport	348	(532)	—
Kansas City	—	(1,136)	—
Lake Charles	1,757	—	—
Pompano	—	—	(307)
Waterloo	—	—	(3,347)
Corporate	—	(4,858)	—
Total	$2,105	$(6,526)	$(3,654)

Insurance Recoveries - We have received insurance recoveries related to various claims. These insurance recoveries are from claims filed pertaining to our properties in Biloxi, Mississippi, Lake Charles, Louisiana and Pompano Beach, Florida, which were struck in the fall of 2005 by Hurricanes Katrina, Rita and Wilma, respectively. Additionally, we have received insurance recoveries relating to flood and other claims at our Davenport, Lake Charles, and Natchez properties.

Valuation Charges — We recorded and valuation charges reducing our construction in progress following our decisions to change our construction plans at our Biloxi, Davenport, Kansas City properties and at Corporate pertaining to West Harrison County.  As a result of our impairment testing under SFAS No. 142, we recorded a valuation charge at our Black Hawk/Colorado Central Station property.

Pre-opening — We opened or acquired new properties as follows:

Property	Date
Pompano	April 2007 (FY 2007)
Caruthersville	June 2007 (FY 2008)
Waterloo	June 2007 (FY 2008)

Other — Black Hawk/Colorado Central Station include costs associated with the gaming referendum passed during FY 2009. Pompano includes the results of an agreement reached with the State of Florida regarding an interpretation of the gaming tax calculation based on taxes paid since opening.

3.               Total consolidated stock compensation benefit (expense) including corporate and properties is summarized as follows:

	Three Months Ended		Fiscal Year Ended
	April 26,	April 27,	April 26,	April 27,
	2009	2008	2009	2008

Stock Compensation expense	$716	$(1,870)	$(7,125)	$(7,311)

Stock compensation expense included in corporate and development expense	$305	$(1,529)	$(5,677)	$(6,092)

The fourth quarter 2009 net benefit in stock compensation expense is a result of changes in our overall forfeiture rate.

About Isle of Capri Casinos, Inc.

Isle of Capri Casinos, Inc., founded in 1992, is dedicated to providing its customers with an exceptional gaming and entertainment experience at each of its 17 casino properties. The Company owns and operates casinos in Biloxi, Lula and Natchez, Mississippi; Lake Charles, Louisiana; Bettendorf, Davenport, Marquette and Waterloo, Iowa; Boonville, Caruthersville, Kansas City, Missouri; two casinos in Black Hawk, Colorado; and a casino and harness track in Pompano Beach, Florida. Isle of Capri Casinos’ international gaming interests include a casino that it operates in Freeport, Grand Bahama, and a two-thirds ownership interest in casinos in Dudley and Wolverhampton, England.

Forward-Looking Statements

This press release may contain forward-looking statements which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing and other regulatory conditions, the economy, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company’s financial condition and results of operations is included in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s annual report on Form 10-K for the most recently ended fiscal year.  This and other information is available through the Securities and Exchange Commission at www.sec.gov, or through the Company’s website, www.islecorp.com.

CONTACTS:

Isle of Capri Casinos, Inc.,

Dale Black, Chief Financial Officer-314.813.9327

Jill Haynes, Senior Director of Corporate Communication-314.813.9368